UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 22, 2015

Prudential Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-55084	46-2935427
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1834 West Oregon Avenue, Philadelphia, Pennsylvania	19145
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(215) 755-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)            Not applicable.

(b)            On December 22, 2015, Prudential Bancorp, Inc. (the "Company") announced that Thomas A. Vento, who currently serves as the Chairman of the Board of the Boards of Director of the Company and Prudential Savings Bank, the Company's wholly owned subsidiary (the "Bank"), has retired from both Boards effective as of December 22, 2015.  In addition, the Company announced that Mr. Bruce E. Miller, a current director of the Company and the Bank, has been appointed as Mr. Vento's successor as Chairman of the Board of both the Company and the Bank, effective December 22, 2015.

(c)            Not applicable.

(d)            Not applicable.

(e)            Not applicable.

Item 7.01            Regulation FD Disclosure

On December 22, 2015, the Company issued a press release announcing the retirement of Mr. Thomas A. Vento from the Boards of Director of the Company and the Bank, effective December 22, 2015, and the appointment of Mr. Bruce E. Miller as the Chairman of the Board of the Boards of Director of the Company and the Bank, effective December 22, 2015. For additional information, reference is made to the Company's press release, dated December 22, 2015, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.  The press release attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed to be "filed" for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which it may be incorporated.

Item 9.01            Financial Statements and Exhibits

(a)            Not applicable.

(b)            Not applicable.

(c)            Not applicable.

(d)            Exhibits

The following exhibits are included herewith.

Exhibit Number	Description
99.1	Press release announcing the retirement of Mr. Vento and the appointment of Mr. Miller as Chairman dated December 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRUDENTIAL BANCORP, INC.

Date: December 22, 2015	By:	/s/Jack E. Rothkopf
Jack E. Rothkopf
Senior Vice President, Chief
Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release announcing the retirement of Mr. Vento and the appointment of Mr. Miller as Chairman dated December 22, 2015

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